Exhibit 1.1

UNDERTAKING AND INDEMNITY AGREEMENT

by and among

KANZHUN LIMITED

and

GOLDMAN SACHS (ASIA) SECURITIES LIMITED

HAITONG INTERNATIONAL SECURITIES COMPANY LIMITED

MORGAN STANLEY ASIA LIMITED

GOLDMAN SACHS (ASIA) L.L.C.

GOLDMAN SACHS INTERNATIONAL

December 16, 2022

THIS UNDERTAKING AND INDEMNITY AGREEMENT (this “Agreement”), dated December 16, 2022, is made by and among Kanzhun Limited (the “Company”), Goldman Sachs (Asia) Securities Limited (the “Designated Dealer”), Haitong International Securities Company Limited (the “Alternate Designated Dealer”), Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited, and Goldman Sachs International (the “Borrower”).

RECITALS

WHEREAS, the Company wishes to undertake a primary listing of its Class A ordinary shares (the “Shares”) by way of introduction (the “Introduction”) on the Main Board of The Stock Exchange of Hong Kong Limited (the “SEHK”);

WHEREAS, in connection with the Introduction and/or the bridging arrangement to be carried out by the Dealers (as defined below), Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited, Goldman Sachs International and/or their respective affiliates, (i) the Company has agreed with Morgan Stanley Asia Limited and Goldman Sachs (Asia) L.L.C. to enter into a Sponsors Agreement (the “Sponsors Agreement”), and (ii) Goldman Sachs International has agreed with Image Frame Investment (HK) Limited (the “Lender”) to enter into a stock borrowing and lending agreement (the “Stock Borrowing and Lending Agreement”), in each case dated as of the date hereof and (iv) the Company has appointed Goldman Sachs (Asia) Securities Limited as the Designated Dealer and Haitong International Securities Company Limited as the Alternate Designated Dealer (together with the Designated Dealer, the “Dealers”);

WHEREAS, Goldman Sachs International is entering into the Stock Borrowing and Lending Agreement with the Lender, Goldman Sachs (Asia) Securities Limited is agreeing to act as the Designated Dealer and Haitong International Securities Company Limited is agreeing to act as the Alternate Designated Dealer, in each case in reliance on and as a result of the representations, warranties, covenants, agreements and indemnities made by the Company herein;

NOW, THEREFORE, in consideration of the Goldman Sachs International’s agreement to enter into the Stock Borrowing and Lending Agreement, Goldman Sachs (Asia) Securities Limited’s agreement to act as the Designated Dealer and Haitong International Securities Company Limited’s agreement to act as the Alternate Designated Dealer, the Company has agreed to make certain representations, warranties, covenants, agreements and indemnities as set forth herein:

Article 1
DEFINITIONS

Section 1.01.      Defined Terms. For purposes of this Agreement, unless the context requires otherwise, the following terms shall have the following meanings:

“Applicable Time” means, with respect to any Prospectus (as amended or supplemented from time to time), the time of first sale of Offered Securities by the Dealers to investors pursuant to the Prospectus and any such amended or supplemented Prospectus;

“Bridging Period” means the period of 30 calendar days, commencing from and including the Listing Date;

“Business Day” means a day (excluding Saturdays) on which banks are open for general banking business in Hong Kong and New York;

“Effective Date” means the date of the Effective Time of any registration statement and any post-effective amendment or supplement thereto;

“Effective Time” means each date and time that the Initial Registration Statement and any post-effective amendment or supplement thereto became or becomes effective;

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“General Disclosure Package” means any General Use Issuer Free Writing Prospectus identified in Schedule A hereto issued at or prior to each Applicable Time, any Prospectus, as amended or supplemented at or prior to such Applicable Time, and other information, if any, stated in Schedule A to be included in the General Disclosure Package;

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus identified in Schedule A hereto that is intended for general distribution to prospective investors;

“Group” means the Company, its subsidiaries and consolidated affiliated entities from time to time, and the expression “member of the Group” shall be construed accordingly;

“Hong Kong” or “HK” means the Hong Kong Special Administrative Region of the PRC;

“Initial Registration Statement” has the meaning given to it in Section 3.01;

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the SEC or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g);

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus;

“Listing Date” means the date, expected to be on December 22, 2022, on which dealings in the Shares first commence on the SEHK;

“Listing Document Date” means December 16, 2022;

“Material Adverse Effect” means any event, circumstances or situation which would, individually or in the aggregate, result in a material adverse effect on (i) the condition (financial or otherwise), results of operations, management, business or properties or prospects of the Company and the subsidiaries taken as a whole; or (ii) the power or ability of the Company, the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited or the Borrower to perform any of their obligations under this Agreement, the Stock Borrowing and Lending Agreements and/or other agreements or the transactions contemplated under such agreements and the Introduction;

“Offered Securities” means the number of Shares which could be lent by the Lender pursuant to the Stock Borrowing and Lending Agreement (including any securities issuable or issued or distributed in respect of any such Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, amalgamation, consolidation or otherwise);

“Prospectus” means any prospectus contained in or filed in connection with the Registration Statement, as supplemented by any prospectus supplement thereto (including the documents incorporated by reference therein);

“Registration Statement” means the Initial Registration Statement together with any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B (including the documents incorporated by reference therein);

“Reporting Accountant” means PricewaterhouseCoopers;

“Rule” means a Rule under the Rules and Regulations;

“Rules and Regulations” means the rules and regulations of the SEC;

“SEC” means the US Securities and Exchange Commission;

“Securities Act” means the US Securities Act of 1933, as amended; and

“United States” or “US” means the United States of America, its territories, its possessions and all areas subject to its jurisdiction.

Section 1.02.      Defined Terms. For the purposes of this Agreement: (i) references to “Recitals”, “sections”, “clauses”, “paragraphs” and “Schedules” are to recitals, sections, clauses and paragraphs of, and schedules to, this Agreement; (ii) a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted; (iii) references to a “company” shall be construed so as to include any company, corporation or other body corporate, whenever and however incorporated or established; (iv) references to a “person” shall be construed so as to include any individual, firm, company, government, state or agency of a state or any joint venture, association or partnership (whether or not having separate legal personality); (v) references to writing shall include any modes of reproducing words in a legible and non-transitory form; (vi) references to times of the day and dates, unless otherwise specified, are to Hong Kong times of the day and Hong Kong dates, respectively; (vii) headings to clauses, sections and Schedules are for convenience only and do not affect the interpretation of this Agreement; (viii) any Schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement, and any reference to this Agreement shall include the Schedules; and (ix) words in the singular shall include the plural (and vice versa) and words importing one gender shall include the other two genders. Capitalized terms used and not defined herein shall have the meanings set forth in the Sponsors Agreement.

Article 2
REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to, and agrees with, the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower that:

Section 2.01.      Compliance with Securities Act Requirements. The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Securities Act and the rules and regulations of the SEC thereunder and do not and will not, as of the applicable effective date as to the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of the date of this Agreement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Information Furnished by the Dealers or the Borrower.

Section 2.02.      Ineligible Issuer Status. (i) At the respective filing dates of each of the Initial Registration Statement, any amendment thereto, and any Prospectus and any amendment or supplement thereto and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

Section 2.03.      General Disclosure Package. As of each Applicable Time, neither (a) any General Use Issuer Free Writing Prospectus issued at or prior to such Applicable Time, any Prospectus, as amended or supplemented at or prior to such Applicable Time, and the other information, if any, stated in Schedule A to be included in the General Disclosure Package all considered together (collectively, the “General Disclosure Package”), nor (b) any individual Limited Use Issuer Free Writing Prospectus, stated in Schedule A, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 2.04.      Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the Bridging Period, complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement in any material respect.

Section 2.05.      Exchange Act Registration Statement. A registration statement on Form 8-A (File No. 001-40460) in respect of the registration of the Shares and ADSs (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “Form 8-A Registration Statement”) under the Exchange Act, has been filed with the SEC and has been declared effective by the SEC; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been, to the best of the Company’s knowledge, initiated or threatened by the SEC; and the Form 8-A Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, and did not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Section 2.06.      Eligibility. The Company meets the existing requirements for use of Form F-3 under the Securities Act and is a “foreign private issuer” and a “well-known seasoned issuer” and is eligible to file an “automatic shelf registration statement” (as each such term is defined in Rule 405).

Section 2.07.      Registration Statements. The statements (including those incorporated by reference) set forth in the Registration Statement (i) under the sections headed “Prospectus Supplement Summary’’, “Description of American Depositary Shares”, “Description of Share Capital”, “Dividend Policy” and “Capitalization” insofar as they purport to constitute a summary of the terms of the Offered Securities, and (ii) under the sections headed “Our Company”, “Risk Factors”, “Prospectus Supplement Summary”, “Description of Liquidity Arrangements’’, “Description of Share Capital”, “Description of American Depositary Shares”, “Taxation” and “Enforcement of Civil Liabilities” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair in all material respects.

Section 2.08.      Investment Company Act. The Company is not and, after the Introduction will not be, required to register as an “investment company,” as such term is defined in the U.S. Investment Company Act of 1940, as amended.

Section 2.09.      Passive Foreign Investment Company. Based on the expected composition of its income and assets and the value of its assets, and subject to the qualifications set forth in the Registration Statement, the Company does not expect to be a passive foreign investment company within the meaning of Section 1297(a) of the U.S. Internal Revenue Code of 1986, as amended, for its current taxable year.

Section 2.10.      Stabilization Activities. None of the Company or its affiliates has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the Introduction (it being acknowledged that the entry into by the Lender of the Stock Borrowing and Lending Agreement and performance by the Lender of its obligations thereunder do not constitute such action).

Section 2.11.      No Conflicts or Consents. The performance by the Company of its obligations under the terms of this Agreement does not and will not: (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect or would not, singly or in the aggregate, impair, in any material respect, the ability of the Company to consummate the transactions contemplated by each of the related transaction documents, (B) result in any violation of the provisions of the constitutive or organizational documents of the Company or any subsidiary or (C) result in any violation of any statute or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets in any material respect.

Section 2.12.      Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

Section 2.13.      Auditors. PricewaterhouseCoopers Zhong Tian LLP, who audited and/or reviewed the financial statements and the supporting schedules (“Reporting Accountants”) included in the Registration Statement and the Prospectus are independent public accountants as required by the Securities Act and the Rules and Regulations and are independent in accordance with the requirements of the U.S. Public Company Accounting Oversight Board.

Section 2.14.      Choice of Law. The choice of law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Cayman Islands, Hong Kong and the PRC and will be honored by the courts of the Cayman Islands, Hong Kong and the PRC.

Section 2.15.      Certificates. Any certificate signed by any officer of the Company and delivered to the Dealers or counsel for the Dealers as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Dealer.

Section 2.16.      Subsidiaries. Other than those as set forth in each of the Registration Statement and the Prospectus, the Company does not own or control, directly or indirectly, any corporation or entity that is a “significant subsidiary” as defined under Rule 1-02 of Regulation S-X under the Exchange Act.

Article 3
UNDERTAKINGS AND AGREEMENTS

The Company hereby undertakes and covenants to the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower that:

Section 3.01.      The Company agrees, prior to the Listing Date, to file with the SEC an automatic shelf registration statement (as defined in Rule 405 under the Rules and Regulations) on Form F-3 (including the prospectus furnished thereto) registering the offer and sale from time to time pursuant to Rule 415 under the Rules and Regulations of the Offered Securities by the Dealers, which registration statement shall become effective immediately upon its filing (the “Initial Registration Statement”). The Company agrees to keep the Registration Statement effective under the Securities Act and useable for the purposes contemplated by the Sponsors Agreement and the Stock Borrowing and Lending Agreement for the full Bridging Period.

Section 3.02.      The Company agrees to pay the costs, expenses, fees and charges relating to the undertakings herein, including without limitation:

(a)	fees and expenses relating to registration of the Offered Securities with the SEC;

(b)	expenses incurred for preparing, printing and distributing any Prospectus and expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors; and

(c)	expenses incurred in connection with qualification of the Offered Securities for sale under the laws of Hong Kong and the preparation and printing of circulars relating thereto.

Section 3.03.      The Company shall give written notice to the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower promptly (which notice pursuant to clauses (b)-(g) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made):

(a)                 when the Registration Statement or any post-effective amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;

(b)                 of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information;

(c)                 of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or preventing or the initiation of any proceedings for that purpose, of the issuance by the SEC of a notification of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, and of the happening of any event that causes the Company to become an “ineligible issuer,” as defined in Rule 405;

(d)                 of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Offered Securities for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(e)                 of the occurrence of any event or development as a result of which the Prospectus or the General Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus or the General Disclosure Package is delivered to a purchaser, not misleading;

(f)                 of the occurrence of any event or development as a result of which the Registration Statement as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading; and

(g)                 of the happening of any event or development which results or would result in any Issuer Free Writing Prospectus conflicting with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 3.04.      Upon the occurrence of any event contemplated by clauses (b) through (f) of Section 3.03 above during the Bridging Period, or upon the occurrence of any event that (in the reasonable judgment of the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower) would require the Company to give written notice pursuant to clauses (b) through (f) of Section 3.03, or, if prior to the end of the Bridging Period, upon the occurrence of any event or development as a result of which it is necessary to amend or supplement the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, the Company shall promptly prepare and file and furnish to the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower and the Dealers such amendments or supplements to the Registration Statement or the Prospectus and any other required documents as may be necessary so that the statements in the Registration Statement as so amended or supplemented will not be misleading in any material respects and the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading in any material respects. Upon the occurrence of any event contemplated by clause (g) of Section 3.03 above during the Bridging Period, or upon the occurrence of any event that (in the reasonable judgment of the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower) would require the Company to give written notice pursuant to clause (g) of Section 3.03, the Company shall promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

Section 3.05.      If the Company notifies the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower in accordance with clauses (b) through (g) of Section 3.03 above, or upon the occurrence of any event that (in the reasonable judgment of the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower) would require the Company to give written notice pursuant to clauses (b) through (g) of Section 3.03, or, if prior to the end of the Bridging Period, upon the occurrence of any event or development as a result of which it is necessary to amend or supplement the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus:

(a)                 the Dealers shall be entitled to suspend their trading of the Offered Securities and the use of the Prospectus until the requisite changes to the Registration Statement, the Prospectus or applicable Issuer Free Writing Prospectus have been made, and the period of effectiveness of the Registration Statement provided for in Section 3.01 above and the Bridging Period shall each be extended by the number of days from and including the date of the occurrence of the relevant events to and including the date when the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower shall have received such amended or supplemented Registration Statement or Prospectus, or the applicable Issuer Free Writing Prospectus has been amended or supplemented pursuant to Section 3.04, and

(b)                 prior to the end of the Bridging Period, the Company shall, upon the reasonable request of the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower, use commercially reasonable efforts to allow the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower to attend or participate in due diligence sessions and furnish, or cause to be furnished, to the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower relevant due diligence documents dated as of a recent date that is satisfactory to the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower.

Section 3.06.      The Company will use its commercially reasonable efforts to prevent the issuance by the SEC of any order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Prospectus or suspending any such qualification of the Offered Securities and, if issued, to obtain at the earliest possible time the withdrawal of such stop order.

Section 3.07.      The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Dealers in connection with the offering and sale of the Offered Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Registration Statement.

Section 3.08.      During the Bridging Period, the Company shall from time to time, upon the reasonable request of the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower, engage in due diligence sessions with the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower to confirm that no event listed in Section 3.03 has happened since the date of this Agreement.

Section 3.09.      The Company shall cooperate with the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower to facilitate the timely preparation and delivery of certificates representing the Shares to be sold pursuant to the Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower may request a reasonable period of time prior to sales of the Offered Securities pursuant to the Registration Statement.

Section 3.10.      The Company will comply with all Rules and Regulations to the extent and so long as they are applicable to the registration of the Offered Securities.

Section 3.11.      The Company shall take all such other action, if any, as the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower shall reasonably request in order to facilitate the disposition of the Offered Securities pursuant to the Registration Statement in accordance with the Stock Borrowing and Lending Agreement.

Section 3.12.      The Company represents and agrees that, unless it obtains the prior consent of the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the SEC; provided that the prior consent of the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited, the Borrower and the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule A hereto. Any such free writing prospectus consented to by the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited, the Borrower or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the SEC where required, legending and record keeping.

Section 3.13.      Prior to the end of the Bridging Period, before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower and counsels for the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower a copy of the proposed amendment or supplement for review and, except as required by applicable laws or regulations, will not file any such proposed amendment or supplement to which the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower reasonably object in a timely manner upon receiving such copy.

Section 3.14.      The Company shall use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Offered Securities covered by the Registration Statement.

Article 4
INDEMNITY

Section 4.01.    The Company will indemnify and hold harmless the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower and their respective affiliates (as such term is defined in Rule 501(b) under the Securities Act), their respective directors, officers, employees and each person, if any, who controls the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such indemnified party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus (including without limitation the Issuer Free Writing Prospectus listed on Schedule A hereto) or any “road show” as defined in Rule 433(h) under the Securities Act (if any), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (except in the case of a Registration Statement, in light of the circumstances under which they were made) not misleading, and will reimburse each indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus (including without limitation the Issuer Free Writing Prospectus listed on Schedule A hereto), in reliance upon and in conformity with written information furnished to the Company by the Dealers and the Borrower expressly for use therein. The parties hereto understand and agree that the only such information furnished by the Dealers and the Borrower consists of the information described as such in Section 4.02 below. For the avoidance of doubt, allocation of any loss suffered or costs incurred by the Designated Dealer and the Alternate Designated Dealer as a result of the purchase of Shares in the open market for the purpose of returning Shares to the Lender should be pursuant to the Stock Borrowing and Lending Agreement.

Section 4.02.      Each of the Dealers and the Borrower severally and not jointly will indemnify and hold harmless the Company, each of its directors, officers, employees and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Dealer Indemnified Party”) against any losses, claims, damages or liabilities (including any losses, claims, damages, liabilities or expenses whatsoever as incurred to the extent of the aggregate amount paid in settlement of any litigation) to which each Dealer Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Dealers and the Borrower expressly for use therein; and will reimburse each Dealer Indemnified Party for any legal or other expenses reasonably incurred by such Dealer Indemnified Party in connection with investigating or defending any such action or claim as such expenses are incurred. The parties hereto understand and agree that the only such written information furnished to the Company by the Dealers and the Borrower consists of the following information in the Prospectus furnished on behalf of the Dealers and the Borrower: the respective names of the Dealers and the Borrower appearing in the Prospectus under the caption “Description of Liquidity Arrangements” and their addresses and logos.

Section 4.03.      If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Article 4, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Article 4 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Article 4. If any such proceeding shall be brought or asserted against an Indemnified Person, counsel to the Indemnified Person shall be selected by such Indemnified Person. An Indemnifying Person may participate at its own expense in the defense of any such action; provided, however, that counsel to the Indemnifying Person shall not (except with the consent of the Indemnified Person) also be counsel to the Indemnified Person. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement, comprise or judgment (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

Section 4.04.      If the indemnification provided for in this Article 4 is unavailable to or insufficient to hold harmless an Indemnified Person under Section 4.01, Section 4.02, Section 4.03 or Section 4.04 above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each Indemnifying Person shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower on the other in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 3.04 hereof, which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, or in connection with any violation of the nature referred to in Section 3.04 hereof. The Company, the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower agree that it would not be just and equitable if contribution pursuant to this Section 4.04 were determined by pro rata allocation (even if the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4.04. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 4.04 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.04, none of the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower shall be required to contribute any amount in excess of the amount by which the fees received by such party in connection with its obligations or roles or any other actions or activities as a designated dealer or as an alternate designated dealer (as the case maybe) exceeds the amount of any damages which such party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Obligations of the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower in this Section 4.04 to contribute are several and not joint.

Section 4.05.      The obligations of the Company under this Article 4 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower within the meaning of the Securities Act and each broker-dealer affiliate of the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower; and the obligations of the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower, under this Article 4 shall be in addition to any liability which the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower, may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Securities Act.

Article 5
MISCELLANEOUS

Section 5.01.      Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company and of the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and (where applicable) payment for the Offered Securities.

Section 5.02.      Further Assurance and Assistance. The Company, the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower agree that each will execute and deliver any and all documents, and take such further acts, in addition to those expressly provided for herein, that may be necessary or appropriate to effectuate the provisions of this Agreement.

Section 5.03.      Notices. All notices, demands and other communications required or permitted to be given to any party under this Agreement shall be in writing and any such notice, demand or other communication shall be deemed to have been duly given when delivered by hand, courier or overnight delivery service or, if mailed, two (2) Business Days after deposit in the mail and sent certified or registered mail, return receipt requested and with first-class postage prepaid, or in the case of facsimile notice, when sent and transmission is confirmed, and, regardless of method, addressed to the party at its address or facsimile number set forth below (or at such other address or facsimile number as the party shall furnish the other parties in accordance with this Section 5.03):

If to the Company:
Address:	18/F, GrandyVic Building, Taiyanggong Middle Road, Chaoyang District, Beijing, the PRC
Fax:	N/A
Attention:	Yu Zhang

If to MS:
Address:	Level 46, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong
Fax:	+852 2239 7805
Attention:	Cathryn Xie

If to GS:
Address:	68th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong
Fax:	N/A
Attention:	Jung-Ki MIN

Section 5.04.      Successors and Assigns. Except as set forth in Section 5.04 above, this Agreement shall be binding upon, and inure solely to the benefit of, the parties hereto and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No party hereto may assign its rights or obligations under this Agreement without the prior written consent of the other party (which consent may not be unreasonably withheld) and any purported assignment without such consent shall be void.

Section 5.05.      Governing Law. This Agreement, and any claim brought hereunder, shall be governed by and construed in accordance with the laws of the State of New York.

Section 5.06.      Jurisdiction; Venue; Consent to Service of Process; Judgment Currency. The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives, to the extent permitted by law, any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees, to the extent permitted by law, not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appoints Cogency Global Inc. as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 5.03, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The obligation of the Company pursuant to this Agreement in respect of any sum due to the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first Business Day, following receipt by the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower against such loss. If the United States dollars so purchased are greater than the sum originally due to the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower hereunder, the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower agree to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower hereunder.

Section 5.07.      Waiver of Jury Trial. The Company, the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 5.08.      Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)                 No Other Relationship. the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower have been appointed to facilitate the appointment of or to act as designated dealers in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company, the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower has been created in respect of any of the transactions contemplated by this Agreement, the Sponsors Agreement, the Stock Borrowing and Lending Agreement or the Prospectus, irrespective of whether the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower have advised or are advising the Company on other matters;

(b)                 Absence of Obligation to Disclose. The Company has been advised that the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(c)                 The Company waives, to the fullest extent permitted by law, any claims it may have against the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

Section 5.09.      Frustration. The Company, the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower agree that neither party shall take any action that would reasonably be expected to frustrate the intent of this Agreement nor shall any party omit to take any action, the omission of which would reasonably be expected to frustrate the intent of this Agreement.

Section 5.10.      Amendment and Waiver. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

Section 5.11.    Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

Section 5.12.      Recognition of the U.S. Special Resolution Regimes. (a) In the event that the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. (b) In the event that the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower that is a Covered Entity or a BHC Act Affiliate of the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Dealers, Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited and the Borrower are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. (c) As used in this section,

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature pages to follow]

IN WITNESS whereof this Agreement has been entered into the day and year first before written.

SIGNED by Yu Zhang	)	/s/ Yu Zhang
for and on behalf of	)
KANZHUN LIMITED	)

SIGNED by Canute Dalmasse	)	/s/ Canute Dalmasse
for and on behalf of	)
GOLDMAN SACHS (ASIA))
SECURITIES LIMITED	)

SIGNED by Yat Quan TAN	)	/s/ Yat Quan TAN
for and on behalf of	)
HAITONG INTERNATIONAL	)
SECURITIES COMPANY LIMITED	)

SIGNED by David Lau	)	/s/ David Lau
for and on behalf of	)
MORGAN STANLEY ASIA LIMITED	)

SIGNED by MIN Jung-Ki	)	/s/ MIN Jung-Ki
for and on behalf of	)
GOLDMAN SACHS (ASIA) L.L.C.	)
(incorporated in Delaware, U.S.A.	)
with limited liability))

SIGNED by MIN Jung-Ki	)	/s/ MIN Jung-Ki
for and on behalf of	)
GOLDMAN SACHS	)
INTERNATIONAL	)

Schedule A

(a) Issuer Free Writing Prospectuses: None

(b) Materials and information that comprise the General Disclosure Package: None